AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         AMENDMENT NO. 1 dated July 29, 1998 to AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated April 16, 1997 between Syratech Corporation, a Delaware corporation (the "Company"), and Leonard Florence (the "Executive").

         WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement dated as of April 16, 1997 (the "Agreement"), which provides for, among other things, the computation and payment of a retirement benefit to the Executive or his surviving spouse (capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Agreement);

         WHEREAS, the Company and the Executive have agreed to amend the provisions of the Agreement relating to (i) the terms of the Executive's employment and (ii) the computation and payment of the retirement benefit to the Executive as hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

         1. Section 1.2 of the Agreement is hereby deleted in its entirety and is replaced with the following:

                  "1.2 the Executive's term of full-time employment pursuant to this Restated Agreement shall, unless otherwise terminated pursuant to
         Section 4 of this Restated Agreement, continue until the earlier of (i) April 16, 2002 or (ii) the third anniversary of receipt of a notice of termination given by the Executive to the Company at any time after the date of this Restated Agreement, which notice shall state that it is being given pursuant to clause (ii) of Section 1.2 of this Restated Agreement. The Executive's term of advisory service (the "Advisory Period") shall begin on the day next following the last day of the Executive's term of full-time employment in accordance with this Restated Agreement and shall end on the third anniversary of such date."

         2. Section 3.3 of the Agreement is hereby amended by labeling the current section 3.3 as Section 3.3(a) and adding the following language as an additional paragraph titled Section 3.3(b) at the end of such section:

                  "(b) Notwithstanding the foregoing, in lieu of the retirement benefits provided for in Section 3.3(a) hereof, the Company shall, provided that the making of such payments does not violate the terms of the Company's Credit Agreement as amended to date (it being agreed that the Company shall use its best efforts to negotiate any replacement, extension or refinancing of such Credit Agreement to permit the Company to make the payments specified by this Section 3.3(b)), pay the Executive the amounts set


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         forth below on the dates set forth below as Payments in lieu of the retirement benefits provided for in Section 3.3(a) above:

                  Date of Payment                      Amount of Payment
                  ---------------                      -----------------

                    July 29, 1998                        $ 926,196.38
                  January 2, 1999                          891,730.39
                  January 2, 2000                          891,730.39
                  January 2, 2001                          577,002.02
                  January 2, 2002                          577,002.02

         All payments shall be made by wire transfer of immediately available funds. If any payment set forth above is not made on the date such payment is scheduled, the amount due for such payment shall accrue interest at a rate of 6.75% per annum, computed daily, until such payment is made. To the extent that any payments set forth in this
         Section 3.3(b) are made, such amounts (excluding any interest) shall reduce on a dollar-for-dollar basis the amounts that would otherwise be payable by the Company pursuant to Section 3.3(a) above. In the event of the Executive's death, any future payments by the Company shall be made to the Executive's Spouse if she is still living. In the event that both the Executive and the Executive's Spouse die prior to January 2, 2002, the Company shall not be required to make any additional payments. If the Company makes all of the payments set forth in this
         Section 3.3(b) (including any accrued interest, if applicable), then the Company shall not be required to make any of the payments specified in Section 3.3(a) above. Upon the consummation of a change of control of the Company (whether by way of (i) a merger or consolidation, pursuant to which the stockholders of the Company immediately prior to such merger or consolidation own less than 50% of the voting securities of the surviving or resulting corporation or (ii) the sale of all or substantially all of the assets or stock of the Company, in either case pursuant to which the stockholders of the Company receive at least $32 in cash per share of common stock), the payments set forth in this
         Section 3.3(b) shall immediately become due and payable and upon payment thereof, the Company shall have no further obligations under
         Section 3.3(a); provided that a change of control shall not include a public offering of the Company's common stock."

         3. All other terms of the Agreement are hereby confirmed to remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to the Agreement as of the date first written above.

                                            SYRATECH CORPORATION


                                            By:    /s/ Melvin L. Levine
                                                   -----------------------------
                                            Name:  Melvin L. Levine
                                            Title: Vice President of Purchasing


                                            /s/ Leonard Florence
                                            ------------------------------------
                                            Leonard Florence